UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ESSA Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	20-8023072
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania	18360
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities Pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-139157

Securities to be registered pursuant to Section 12(b) of the Act.

Common Stock, par value $0.01	The NASDAQ Stock Market, LLC
(Title of Class)	(Name of Each Exchange on Which Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

        None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Our Policy Regarding Dividends,” “The Conversion,” “Restrictions on Acquisition of ESSA Bancorp, Inc.” and “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-139157), as initially filed December 7, 2006 and as amended on January 22, 2007, February 6, 2007 and February 8, 2007, which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws, reference is made to “Restrictions on Acquisition of ESSA Bancorp, Inc.” and “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-139157), as initially filed December 7, 2006 and as amended on January 22, 2007, February 6, 2007 and February 8, 2007, which is incorporated herein by reference.

Item 2. Exhibits.

1.	Registration Statement on Form S-1 (File No. 333-139157), as initially filed December 7, 2006 and as amended on January 22, 2007, February 6, 2007 and February 8, 2007, which is incorporated herein by reference.

2.	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-139157), as initially filed December 7, 2006 and as amended on January 22, 2007, February 6, 2007 and February 8, 2007).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-139157), as initially filed December 7, 2006 and as amended on January 22, 2007, February 6, 2007 and February 8, 2007).

4.	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 (File No. 333-139157), as initially filed December 7, 2006 and as amended on January 22, 2007, February 6, 2007 and February 8, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ESSA BANCORP, INC.

Date: March 27, 2007	By:	/s/ Gary S. Olson
Gary S. Olson President and Chief Executive Officer